UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 2, 2019 (November 30, 2019)
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street Indiana PA	15701
(Address of Principal Executive Offices)	(Zip code)

(800) 325-2265
Registrant’s telephone number, including area code

[Not Applicable]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 – Other Events.

On November 30, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 5, 2019 (the “Merger Agreement”), by and between S&T Bancorp, Inc. (“S&T”) and DNB Financial Corporation (“DNB”), DNB merged with and into S&T (the “Merger”), with S&T continuing as the surviving corporation.  Immediately following the Merger, DNB First, National Association, a wholly owned bank subsidiary of DNB, merged with and into S&T Bank, a Pennsylvania bank and wholly owned subsidiary of S&T (such merger, the “Bank Merger”), with S&T Bank as the surviving entity in the Bank Merger.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock, par value $1.00 per share, of DNB (“DNB Common Stock”) issued and outstanding immediately prior to the Effective Time (except for certain shares cancelled in accordance with the Merger Agreement), was converted into the right to receive, without interest, 1.22 shares of common stock, par value $2.50 per share, of S&T (“S&T Common Stock”)(such amount the “Merger Consideration”).  In addition, at the Effective Time, each award of restricted shares of DNB Common Stock vested in full, and converted into the right to receive the Merger Consideration (less applicable tax withholdings) in respect of each share of DNB Common Stock underlying such award.  No fractional shares of S&T Common Stock were issued in the Merger; DNB shareholders became entitled to receive cash in lieu of fractional shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to S&T’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2019 and incorporated herein by reference.

As previously disclosed, in connection with the Merger, the board of directors (the “Board”) of S&T appointed two new members, William (Bill) J. Hieb and Peter R. Barsz, to the Board, effective as of immediately after the Effective Time.  For additional description of these appointments, please see S&T’s Current Report on Form 8-K filed with the Commission on October 24, 2019 (the second Current Report on Form 8-K filed by S&T on such date).

Item 9.01 – Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of June 5, 2019, by and between S&T Bancorp, Inc. and DNB Financial Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by S&T Bancorp, Inc. on June 5, 2019)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T BANCORP, INC.

Date: December 2, 2019	By:	/s/ Mark Kochvar
Mark Kochvar
Senior Executive Vice President, Chief Financial Officer